                                                           EXHIBIT 10(j)


                               OPERATING AGREEMENT

                                       OF

                                HEALTHLINK, LTD.
                       a Nevada limited liability company

                                   dated as of

                                  March 4, 1997

                      among the Members of Healthlink, Ltd.

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                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
ARTICLE I.
        DEFINITIONS........................................................-2-
        1.1    Affiliate...................................................-2-
        1.2    Affiliate's Interest........................................-2-
        1.3    Articles of Organization....................................-2-
        1.4    Bankruptcy..................................................-2-
        1.5    Bills of Sale and Assignment................................-2-
        1.6    Business Day................................................-2-
        1.7    Capital Account.............................................-2-
        1.8    Capital Contribution........................................-3-
        1.9    Cash Reserves...............................................-3-
        1.10   Code........................................................-4-
        1.11   Communications Equipment....................................-4-
        1.12   Deadlock....................................................-4-
        1.13   Distributable Cash..........................................-4-
        1.14   Executive Committee.........................................-4-
        1.15   Fiscal Year.................................................-4-
        1.16   Interest....................................................-4-
        1.17   Member......................................................-4-
        1.18   Member Nonrecourse Debt.....................................-4-
        1.19   Member Nonrecourse Deductions...............................-5-
        1.20   Net Profits and Net Losses..................................-5-
        1.21   Nonrecourse Deductions......................................-5-
        1.22   Participation Percentage....................................-5-
        1.23   Company Minimum Gain........................................-5-
        1.24   Regulations.................................................-5-
        1.25   Transfer....................................................-5-

ARTICLE II.
        FORMATION OF LIMITED LIABILITY COMPANY.............................-6-
        2.1    Formation...................................................-6-

ARTICLE III.
        OFFICES............................................................-6-
        3.1    Principal Office............................................-6-

ARTICLE IV.
        PURPOSE............................................................-6-
        4.1    Purpose.....................................................-6-

ARTICLE V.
CAPITAL....................................................................-6-


                                       -i-
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                                                                          Page
                                                                          ----
        5.1    Initial Capital.............................................-6-
        5.2    Federal Income Tax Elections................................-6-

ARTICLE VI.
        MEMBERS............................................................-7-
        6.1    Powers......................................................-7-
        6.2    Appointment of Executive Committee..........................-7-
        6.3    Delegation of All Power and Authority to Executive
               Committee...................................................-8-
        6.4    Salaries to Members.........................................-8-
        6.5    Bank Accounts...............................................-8-
        6.6    Annual Meetings.............................................-8-
        6.7    Annual Meetings, Notice.....................................-8-
        6.8    Adjourned Meetings and Notice Thereof.......................-9-
        6.9    Admission of New Members....................................-9-

ARTICLE VII.
        TRANSFER OF MEMBERS AND AFFILIATES' INTERESTS......................-9-
        7.1    General.....................................................-9-
        7.2    No Right to Transfer Member's Interest Without
               Unanimous Consent...........................................-9-
        7.3    Restricted Transfer of Affiliate's Interest.................-9-
        7.4    No Transfer Permitted Under Certain Circumstances..........-10-
        7.5    No Transfer Permitted for Three (3) Years..................-10-
        7.6    Right of First Refusal.....................................-10-
        7.7    Representations and Warranties of the Members..............-11-
        7.8    Transferee's Participation Percentage......................-12-

ARTICLE VIII.
        MANAGEMENT........................................................-12-
        8.1    Executive Committee........................................-12-
        8.2    Unanimity Required for Action..............................-12-
        8.3    Officers...................................................-13-
        8.4    President..................................................-13-
        8.5    Chief Financial Officer....................................-13-
        8.6    Chairman...................................................-13-
        8.7    Vice-Chairman..............................................-13-
        8.8    Removal, Resignation and Vacancies.........................-13-
        8.9    Executive Committee Meetings...............................-14-
        8.10   Action by Written Consent..................................-14-
        8.11   Deadlock; President Authorized to Break Deadlock...........-14-
        8.12   President Not Authorized to Break Deadlock.................-14-

        ARTICLE IX.
               PROFITS AND LOSSES.........................................-15-
        9.1    Allocation of Net Profits..................................-15-
        9.2    Allocation of Net Losses...................................-15-


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

                                                                          Page
                                                                          ----
        9.3    Allocation of Nonrecourse Deductions.......................-15-
        9.4    Allocation of Tax Credits..................................-15-
        9.5    Qualified Income Offset....................................-15-
        9.6    Minimum Gain Chargeback....................................-15-
        9.7    Member Nonrecourse Deductions..............................-15-
        9.8    Allocations of Book Items..................................-16-

ARTICLE X.
        DISTRIBUTIONS.....................................................-16-
        10.1   Distribution of Distributable Cash.........................-16-
        10.2   To Whom Distributions Are Made.............................-16-

ARTICLE XI.
        ACCOUNTING AND RECORDS............................................-16-
        11.1   Records and Accounting.....................................-16-
        11.2   Access to Accounting Records...............................-16-

ARTICLE XII.
        DISSOLUTION AND WINDING UP........................................-17-
        12.1   Conditions of Dissolution..................................-17-
        12.2   Winding Up.................................................-17-
        12.3   Order of Payment of Liabilities Upon Dissolution...........-17-
        12.4   Limitations on Payments Made in Dissolution................-17-
        12.5   Certificates...............................................-17-

ARTICLE XIII.
        INDEMNIFICATION...................................................-17-
        13.1   Indemnity..................................................-18-
        13.2   Indemnity for Actions By or In the Right of The
               Company....................................................-18-
        13.3   Indemnity If Successful....................................-18-
        13.4   Expenses...................................................-19-
        13.5   Advance Payment of Expenses................................-19-

ARTICLE XIV.
        MISCELLANEOUS PROVISIONS..........................................-19-
        14.1    Complete Agreement........................................-19-
        14.2   Amendments.................................................-19-
        14.3   Applicable Law.............................................-19-
        14.4   Headings...................................................-19-
        14.5   Severability...............................................-19-
        14.6   Expenses...................................................-20-
        14.7   Heirs, Successors and Assigns..............................-20-
        14.8   Arbitration................................................-20-
        14.9   Execution..................................................-20-


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                                                                          Page
                                                                          ----

               Signatures.................................................-20-

               Exhibit "C"................................................-21-

                               OPERATING AGREEMENT

                                       OF

                                HEALTHLINK, LTD.
                       a Nevada limited liability company

            THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT ("Agreement") is made and entered into as of March ____, 1997, by and between Response U.S.A., Inc., a Delaware Corporation ("Response") and BKR, Inc., a Nevada Corporation ("BKR") (collectively referred to as the "Members" or individually as a "Member"), with reference to the following facts:

            A. The Articles of Organization (the "Articles") for Healthlink, Ltd. (the "Company"), a limited liability company under the laws of the State of Nevada, were filed with the Nevada Secretary of State on February 13, 1997, (the "Effective Date").

            B. Response and BKR have entered into a Purchase Agreement of even date herewith (the "Purchase Agreement").

            C. Such Purchase Agreement provides for the purchase by Response of a fifty percent (50%) undivided interest in the assets of BKR.

            D. The remaining fifty percent (50%) undivided interest in the assets of BKR (exclusive of the consideration received by BKR pursuant to the Purchase Agreement) will be contributed to Healthlink by BKR.

            E. As provided for in separate Bills of Sale and Assignment attached as Exhibit A, Response is contributing its fifty percent (50%) undivided interest and BKR is contributing its remaining fifty percent (50%) undivided interest (exclusive of the consideration received by BKR pursuant to the Purchase Agreement) in the assets to the capital of the Company in exchange for equal membership interests. Additionally, BKR has agreed to loan to the Company up to Five Hundred Thousand Dollars ($500,000.00) on commercially reasonable terms pursuant to the terms and conditions of an Optional Advance Note, a copy of which is attached hereto.

            F. Response and BKR agree that the Company shall function by centralized command and control of all Company-wide issues and by local management of the operations of the manufacturing and distribution of the Company products.

                                  ARTICLE I.

                                   DEFINITIONS

            When used in this Agreement, the following terms shall have the meanings set forth below:

                  1.1 Affiliate. "Affiliate" means a legal or natural Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Member or a Member's constituent members, shareholders or partners; or a legal or natural Person that directly, or indirectly through one or more intermediaries, owns or holds any financial interest in a Member or a Member's constituent members, shareholders, or partners.

                  1.2 Affiliate's Interest. "Affiliate's Interest" means the interest of any Affiliate in a Member.

                  1.3 Articles of Organization. "Articles of Organization" means the articles of organization filed with the Nevada Secretary of State on February 13, 1997 for the purpose of forming the Company.

                  1.4 Bankruptcy. "Bankruptcy" means:

                        1.4.1 The commencement of any voluntary proceedings under federal or state bankruptcy laws;

                        1.4.2 The failure to terminate any involuntary proceeding under federal or state bankruptcy laws within thirty (30) days after the commencement thereof;

                        1.4.3 A general assignment for the benefit of creditors; or

                        1.4.4 The issuance of a charging order against the interest of any person without the removal thereof within thirty (30) days after issuance.

                  1.5 Bills of Sale and Assignment. "Bills of Sale and Assignment" means bills of sale and assignment documenting the contribution of certain assets by Response and BKR as capital to the Company, as attached as Exhibit A.

                  1.6 Business Day. "Business Day" means Monday through Friday, excluding Saturdays, Sundays, and any federal holidays.

                  1.7 Capital Account. "Capital Account" means each Member's initial Capital Contribution. In addition, each Member's Capital Account shall be:

                        1.7.1 Increased by:

                              1.7.1.1 The amount of any additional Capital
Contributions by such Member, including the amount of Company liabilities assumed by such Member or secured by any Company property distributed by the Company to such Member;

                              1.7.1.2 The fair market value of any property
contributed by such Member to the Company (net of liabilities secured by such property which are considered to be assumed or taken "subject to" by the Company); and

                              1.7.1.3 Items of book income and gain which are
allocated to such Member; and

                        1.7.2 Decreased by:

                              1.7.2.1 The amount of cash distributed to such
Member by the Company, including the amount of liabilities of such Member assumed by the Company or secured by any property contributed by such Member to the Company;

                              1.7.2.2 The fair market value of any property
distributed by the Company to such Member (net of liabilities secured by such property which are considered to be assumed or taken "subject to" by such Member);

                              1.7.2.3 Items of expense described in Section
705(a)(2)(B) of the Code allocated to such Member; and

                              1.7.2.4 Items of book loss and deduction which are
allocated to such Member.

                        1.7.3 The foregoing provisions are intended to comply with Section 1.704-1(b) of the Regulations and shall be applied and interpreted accordingly. The Capital Accounts shall be adjusted in order to reflect allocations of depreciation, amortization, and gain and loss as computed for book purposes. Upon the permitted transfer of any Member's interest in the Company, the Capital Account of the transferor Member shall carry over to the transferee Member.

                  1.8 Capital Contribution. "Capital Contribution" means any money or property, or a promissory note or other binding obligation to contribute money or property, including assets set forth in separate Bills of Sale and Assignment attached as Exhibit A, or to render services as permitted by law, which a Member contributes to the Company as capital in that Member's capacity as a Member pursuant this Agreement, including an agreement as to value.

                  1.9 Cash Reserves. "Cash Reserves" means such amounts as may be reasonably estimated by the Executive Committee as defined in Section 6.2 of this

Agreement for payment of costs, expenses and liabilities incident to the business of the Company and for which the cash to make such payments will not, in the reasonable opinion of the Executive Committee, be expected to be available to the Company at or about the time such payments are required to be made, and which therefore, in the reasonable opinion of the Executive Committee, require that cash be set aside periodically to make such payments.

                  1.10 Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  1.11 Communications Equipment. "Communications Equipment" means conference telephones or similar communications equipment which enable all users of such equipment to hear one another for the purposes of conducting a telephonic meeting.

                  1.12 Deadlock. "Deadlock" means a tie vote of the Executive Committee of the Company, as set forth in Section 6.2.

                  1.13 Distributable Cash. "Distributable Cash" means for any period such portion of the cash in the Company's bank accounts that, in the reasonable exercise of discretion by the Executive Committee, is available for distribution to the Members after a reasonable provision has been made for Cash Reserves.

                  1.14 Executive Committee. "Executive Committee" shall be those persons who are appointed as members of the Executive Committee pursuant to
Section 6.2 of this Agreement. Members of the Executive Committee shall not be compensated for their actions as members of the Executive Committee. Such committee is the Manager of the Company as defined in Section 8.1 of this Agreement.

                  1.15 Fiscal Year. "Fiscal Year" means the calendar year.

                  1.16 Interest. "Interest" shall mean an interest of a Member in the Company.

                  1.17 Member. "Member" means any person or entity admitted to the Company as a Member in accordance with this Agreement, or a person or entity who has been admitted as a Member pursuant to applicable law. The initial Members are Response and BKR. Additional Members may subsequently be admitted upon terms deemed reasonable by the Executive Committee.

                  1.18 Member Nonrecourse Debt. "Member Nonrecourse Debt" shall have the meaning ascribed to the term "Partner Nonrecourse Debt" in Treasury Regulations Section 1.704-2(b)(4).

                  1.19 Member Nonrecourse Deductions. "Member Nonrecourse Deductions" shall mean items of Company loss, deduction, or Code Section 705(a)(1)(B) expenditures which are attributed to Member Nonrecourse Debt.

                  1.20 Net Profits and Net Losses. "Net Profits" and "Net Losses" mean the net profits and net losses, respectively, of the Company as determined by the Company's accountants on the basis of the accounting method selected by the Executive Committee at the close of the Company's Fiscal Year and in accordance with federal income tax principles consistently applied, and as set forth on the information return filed by the Company for federal income tax purposes. Net Profits and Net Losses shall not include Nonrecourse Deductions or Member Nonrecourse Deductions.

                  1.21 Nonrecourse Deductions. "Nonrecourse Deductions" shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(1).

                  1.22 Participation Percentage. "Participation Percentage" of a Member means the following percentages, as may be adjusted from time to time, pursuant to this Agreement:

                  Response                      50%
                  BKR                           50%

The Participation Percentage of a Member shall be equal to the amount of a Member's Capital Contribution divided by the total of all Members' Capital Contributions.

                  1.23 Company Minimum Gain. "Company Minimum Gain" means "partnership minimum gain," as defined in the Regulations promulgated under
Section 704(b) of the Code.

                  1.24 Regulations. "Regulations" shall mean the Income Tax Regulations promulgated under the Code, including Temporary and Proposed Regulations, as such Regulations may be amended from time to time, including corresponding provisions of succeeding Regulations.

                  1.25 Transfer. "Transfer" means any gift, sale, transfer, assignment, hypothecation, pledge, encumbrance or any other disposition, whether voluntary or involuntary, by operation of law or otherwise, including, without limitation, any Transfer occurring upon or by virtue of the bankruptcy or insolvency of a Member or Affiliate; the appointment of a receiver, trustee or conservator or guardian for a Member or its property or an Affiliate or its property; or pursuant to the will of a Member or Affiliate or the laws of descent and distribution in the event of a Member's death or Affiliate's death; or pursuant to court order in the event of divorce, marital dissolution, legal separation or similar proceedings; or pursuant to any loan or security agreement under which any of the Member's Interests or Affiliate's Interests are pledged or otherwise serve as collateral, as well as the Transfer of any such Member's Interest or Affiliate's Interest in the event recourse is made to such collateral. The term "Transfer" shall include any transfer by any constituent member of any Member such that the individuals who are the ultimate beneficial owners of the Member and Affiliates shall not be changed without consent of the Members. "Transfer" shall not include any transfer of interests in a Member or Affiliate to another owner of the same legal entity, nor the transfer of an individual's interest in a Member or Affiliate to a grantor trust of which such individual is a settlor and a beneficiary who maintains a controlling interest.

                                   ARTICLE II.
                     FORMATION OF LIMITED LIABILITY COMPANY

            2.1 Formation. The Members formed Healthlink, Ltd., a Nevada limited liability company, by filing of Articles of Organization with the Nevada Secretary of State as of the Effective Date. The Members hereby adopt this Agreement as their Operating Agreement.

                                  ARTICLE III.
                                     OFFICES

            3.1 Principal Office. The principal office Healthlink, Ltd. (the "Company") shall be at 3800 Howard Hughes Parkway, 7th Floor, Las Vegas, Nevada, 89101. The Members may change said principal office at any time from one location to another in the State of Nevada.

                                   ARTICLE IV.
                                     PURPOSE

            4.1 Purpose. The purpose of the Company shall be to engage in the manufacture, sale and monitoring of personal emergency response systems and any lawful business activity except banking, insurance or trust.

                                   ARTICLE V.
                                     CAPITAL

            5.1 Initial Capital. Response and BKR hereby contribute, pursuant to the Bills of Sale and Assignments attached as Exhibit A, all of their respective interests in the assets. The initial capital of the Company shall be the sums of cash or the agreed fair market value of the property (or combination of cash and property) contributed to the Company by the Members in such amounts or value as is set out opposite the name of each of the Members on Exhibit C, attached hereto and incorporated herein by this reference, which shall be amended from time to time by the Executive Committee to reflect a current list of the names and addresses of each current Member. A permitted Transfer of any membership Interests shall not be effective until it has been recorded in the records of the Company.

            5.2 Federal Income Tax Elections. The Company and its subsidiaries shall make all elections for federal income tax purposes, including but not limited to an election, pursuant to Code Section 754, to adjust the basis of the Company's assets under Code Sections 734 or 743. In the event an election pursuant to Code Section 754 is made by the Company, upon the adjustment to the basis of the Company's assets, the Members' Capital Accounts shall be adjusted in accordance with the requirements of Regulation Section 1.704-1(b)(2)(iv)(m).

                                   ARTICLE VI.
                                     MEMBERS

            6.1 Powers. Subject to the provisions of the Articles of Organization, this Operating Agreement and the provisions of the Act, all powers shall be exercised by or under the authority of, and the business and affairs of the Company shall be controlled by, the Members. All actions of the Members are taken by the Members in proportion to their Participation Percentage at the time of the action taken. Except as otherwise provided in this Agreement, an action by the Members shall require a vote of the Members at a meeting, in person or by proxy, or an action by written consent. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Members shall have the following powers only upon unanimous vote or consent (as applicable):

                  6.1.1 To select and remove all members of the Executive Committee (which is the Manager of the Company), of the Company; prescribe such powers and duties for them as may be consistent with law, with the Articles of Organization or this Operating Agreement; fix their compensation; and require from them security for faithful service.

                  6.1.2 To conduct, manage and control the affairs and business of the Company, and to make such rules and regulations therefor consistent with the law, with the Articles of Organization or this Operating Agreement.

                  6.1.3 To change the principal office of this Company from one location to another within Nevada; to fix and locate from time to time one or more subsidiary offices of the Company; and to designate any place within or without the State of Nevada for the holding of any Members meeting or meetings.

                  6.1.4 To borrow money and incur indebtedness for the purpose of the Company, and to cause to be executed and delivered therefor, in the Company name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidence of debt and securities.

                  6.1.5 To appoint an Executive Committee and other committees, and to delegate to the Executive Committee any of the powers and authority of the Members in the management of the business and affairs of the Company.

            6.2 Appointment of Executive Committee. The Members hereby appoint an Executive Committee. The initial Executive Committee shall consist of the following four

(4) individuals, two (2) selected by Response and two selected by BKR, who shall serve until their resignation or replacement. The two (2) members of the Executive Committee selected by Response shall be Richard M. Brooks and Ronald Feldman. The two (2) members of the Executive Committee selected by BKR shall be Bert Bedrosian and Kenneth W. Stickney. The designation of any other individual to serve as a member of the Executive Committee shall require consent of all Members, which consent shall not be unreasonably withheld. Pending filling of a vacancy, the remaining individual serving on the Executive Committee at the request of a Member shall have the right to cast two (2) votes.

            6.3 Delegation of All Power and Authority to Executive Committee. The Members agree to delegate to the Executive Committee all powers and authority of the Members in the management of the business and affairs of the Company.

            6.4 Salaries to Members. The Company shall not have the authority to pay to any Member a salary for said Member's services to the Company except by unanimous written consent or vote of the Executive Committee. It is understood that should a salary be authorized by the Executive Committee, such salary paid to any Member under the provisions of this Section 6.4 shall be considered as an operating expense of the Company and shall be deducted as an expense item in determining the net profits and net losses of the Company.

            6.5 Bank Accounts. From time to time, the Executive Committee may designate a person or persons, whether such persons be Members or not, to open and maintain one or more bank accounts; rent safety deposit boxes or vaults; sign checks, written directions or other instruments to withdraw all or any part of the funds belonging to the Company and on deposit in any savings account or checking account; negotiate and purchase certificates of deposit, obtain access to the company safety deposit box or boxes; and, generally, sign such forms on behalf of the Company as may be required to conduct the banking activities of the Company.

            6.6 Annual Meetings. The annual meeting of the Members shall be held on the first Tuesday in February, beginning with the year 1998 or on such other date and time as the Members shall specify in writing. Annual meetings may be conducted by use of Communications Equipment. Should said day fall on a legal holiday, then any such annual meeting of Members shall be held at the same time and place on the next day which is not a legal holiday.

            6.7 Annual Meetings, Notice. Written notice of each annual meeting signed by the Members, or by such other person or persons as the Members shall designate, shall be given to each Member entitled to vote at the meeting, either personally or by mail or other means of written communication, charges prepaid, addressed to such Member at his address appearing on the books of the Company or given by him to the Company for the purpose of notice. If a Member gives no address, notice shall be deemed to have been given him if sent by mail or other means of written communication addressed to the place where the principal office of the Company is situated. All such notices shall be sent to each Member entitled thereto not less than ten (10) nor more than sixty (60) calendar days before each annual meeting, and shall specify the place, the day and the hour of such meeting.

            6.8 Adjourned Meetings and Notice Thereof. Any Members meeting may be adjourned from time to time by unanimous vote, by those present in person or represented by proxy, but in the absence of a quorum no other business may be transacted at any such meeting. Other than by announcement at the meeting at which such adjournment is taken, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

            6.9 Admission of New Members. New Members may be admitted to membership in the Company with the unanimous vote or consent of the existing Members. A new Member must agree to be bound by the terms and provisions of the Articles of Organization and this Operating Agreement, as amended, and upon admission the new Member shall have all rights and duties of a Member of this Company.

                                  ARTICLE VII.
                  TRANSFER OF MEMBERS AND AFFILIATES' INTERESTS

            7.1 General. Each Member's Interest and Affiliate's Interest in the Member is personal property. Except as otherwise provided in this Operating Agreement, the Transfer of a Member's Interest or Affiliate's Interest in the Member is prohibited unless expressly permitted herein.

            7.2 No Right to Transfer Member's Interest Without Unanimous Consent. In the event that the prohibition on transfer as set forth in Section
7.5 is violated, or at any other time all of the members of the Executive Committee do not approve of a proposed Transfer or assignment by unanimous written consent, the transferee of the Member's Interest has no right to participate in the management of the business and affairs of the Company or to become a Member.

            The transferee shall be only entitled to receive the share of profits or other compensation by way of income and the return of Capital Contributions, to which the transferring Member would otherwise be entitled. If the Transfer is approved by all the members of the Executive Committee by unanimous written consent, the transferee has all the rights and powers and is subject to all the restrictions and liabilities of his assignor, and has the right to participate in the management of the business and affairs of the Company and becomes a substituted Member.


            7.3 Restricted Transfer of Affiliate's Interest. At any time after the execution of this Agreement, each Member shall ensure that any Affiliate's interests in any Affiliate of any Member listed in Schedule 7.3 shall not be transferred to any other person, natural or legal, who is not listed in Schedule
7.3 without the prior written consent of the Executive Committee.

                  7.3.1 The Members shall enter into separate agreements, attached as Exhibit E, with their respective Affiliates as listed in Schedule 7.3, prohibiting the Transfer of all Affiliate's interest to any other person, natural or legal, who is not listed in Schedule 7.3 without the prior written consent of the Executive Committee. Such Agreements shall provide that the transferee of the Affiliate's interest has no right to participate in the management of the business and affairs of the Member or to become a Member without the prior written consent of the Executive Committee.

                  7.3.2 No offering of any interest pursuant to any provision of
Section 7.3 shall be made without the prior written opinion of Company counsel that such offering or transfer is in accordance with this Agreement and all applicable laws.

            7.4 No Transfer Permitted Under Certain Circumstances. A Member shall not Transfer all or any part of its Interest, if such Transfer would cause the termination of the Company for federal income tax purposes or would violate any applicable federal or state securities laws.

            7.5 No Transfer Permitted for Three (3) Years. Except as otherwise permitted under Section 7.3, no Member shall, until three (3) years following the execution of this Agreement, Transfer all or any part of its Interest to a person, natural or legal, who is not a Member of the Company at the time of transfer. However, in the event that Response USA, Inc. shall receive a public tender offer for its shares of stock the prohibition on transfer shall be waived so as to allow the successful conclusion of such public tender offer.

            7.6 Right of First Refusal. After the three (3) year prohibition on Transfer as set forth in Section 7.5 has expired, notwithstanding any provision in this Agreement, no Member shall Transfer all or any portion of its Interest, or any right therein, to any person in any manner whatsoever, whether voluntarily or by operation of law or otherwise, unless that Member shall have first given written notice to the Executive Committee of its intent to do so in accordance with Section 7.6.2 hereof. Said notice (the "Refusal Notice") shall name the proposed transferee and specify the Interest to be transferred, the requested cash price for the Interest and all other material terms of the proposed Transfer.

                  7.6.1 Following the receipt of the Refusal Notice, the Executive Committee shall determine the Interest specified therein to be purchased by the Company in accordance with this Section 7.6, if any. Unless the Executive Committee intends for the Company to purchase all of the Interest specified in the Refusal Notice, by written notice to the non-transferring Members (which shall be given seven (7) Business Days after the receipt of the Refusal Notice by the Executive Committee), the Executive Committee shall offer the non-transferring Members the opportunity to purchase any of the Interest which the Executive Committee does not intend for the Company to purchase. Within seven (7) Business Days following that notice from the Executive Committee, each non-transferring Member who so desires shall give an election notice ("Election Notice") to the Executive Committee. To exercise the option under this Section 7.6, the Executive Committee shall, within fourteen (14) Business Days after the giving of the Refusal Notice, give written notice to the transferring Member stating that all, but not less than all, of the Interest specified in the Refusal Notice is being purchased by the Company and/or non-transferring Members.

                  7.6.2 Upon expiration of the period specified above for exercise of the right of first refusal by the Company and the non-transferring Members, or if the total Interest specified by the Company and the non-transferring Members is less than the Interest specified in the Refusal Notice, then all, but not a portion, of such Interest may be Transferred at any time within twenty-eight (28) Business Days following the expiration of the period specified in Section 7.6 to the proposed transferee, at a price and on terms no more favorable to the transferee than those specified in the Refusal Notice. Any later proposed Transfer may be made (if otherwise permissible) only by again following the procedures specified in this Section 7.6.

                  7.6.3 In the case of any purchase by the Company or the non-transferring Members pursuant to this Section 7.6, the purchase price and terms for the Interest shall be the cash price and terms for the Interest specified in the Refusal Notice. The closing of any purchase of any Interest by the Company or the non-transferring Members shall be held at a time specified by the Executive Committee.

            7.7 Representations and Warranties of the Members. Each of the Members represents and warrants to the Company and the other Members with respect to itself as follows:

                  7.7.1 Such Member is the lawful owner of and has the full right, power and authority to sell, transfer, and deliver the separate assets, as set forth next to its name in Exhibit C to the Company. The sale, transfer and delivery of such separate assets in accordance therewith will transfer good and marketable title thereto, free and clear of all liens, encumbrances, claims or rights of third parties of every kind and nature whatsoever, subject only to the provisions of this Agreement and the Purchase Agreement.

                  7.7.2 There are no existing options, warrants, calls, liens or commitments on the part of any of the assets set forth in Exhibit C, that will not be terminated concurrently with the execution of this Agreement.

                  7.7.3 Such Member has the right and power to enter into this Agreement, and when this Agreement has been fully executed and delivered, it constitutes the valid and binding obligation of such Member. No consent of any person not a party to this Agreement, and no consent of any governmental authority, is required to be obtained on the part of such Member in connection with or resulting from the execution or performance of this Agreement.

            7.8 Transferee's Participation Percentage. In the event a transferee acquires all or part of the Interest of an existing Member or Members, the transferee's Participation Percentage shall be adjusted, as set forth in Section
1.25 of this Agreement.

                                  ARTICLE VIII.
                                   MANAGEMENT

            8.1 Executive Committee. The Members agree that the business of the Company shall be managed by an Executive Committee composed of the two (2) persons appointed by Response and the two (2) persons appointed by BKR, as specified in Section 6.2. The Executive Committee is the "Manager" of the Company. Except as otherwise provided in this Agreement, the Executive Committee shall act by majority vote or by written consent of a majority of the members of the Executive Committee who are voting or acting by written consent.

            8.2 Unanimity Required for Action. Only upon unanimous vote or by unanimous written consent of those Members entitled to vote and voting, the Executive Committee shall have the right, power or authority to do any act, including but not limited to, the following:

                  8.2.1 expend or use any Company money or property except upon the account of and for the benefit of the Company;

                  8.2.2 mortgage or lease the entire property comprising the Company's operations, pledge, or otherwise dispose of all, or substantially all, of the assets of the Company, other than in the ordinary course of business;

                  8.2.3 pledge any of the Company's credit or property for other than Company purposes;

                  8.2.4 compromise, settle or release any debt due the Company except upon full payment thereof or except in the ordinary course of business;

                  8.2.5 assign the Company's property in trust for creditors or on the assignee's promise to pay the debts of the Company;

                  8.2.6 confess a judgment against the Company, the Company's property, or any of the Members;

                  8.2.7 dispose of any of the goodwill of the Company business;

                  8.2.8 submit a Company claim or liability to arbitration;

                  8.2.9 admit new Members to the Company;

                  8.2.10 determine the amount, if any of distributable cash;

                  8.2.11 make a call for additional Capital Contributions; or

                  8.2.12 appoint any "Senior Officer" of the Company, which is any officer listed in Section 8.3.1, a Chief Operating Officer, a Chief Financial Officer, a President or any other officer the Executive Committee so unanimously designates.

                  8.2.13 do any other act which would make it impossible to carry on the ordinary business of the Company.

            8.3 Officers. The Executive Committee may, from time to time, elect a Chief Executive Officer, a Managing Director, a Chairman, a Vice-Chairman, a President, a Chief Operating Officer, a Chief Financial Officer, a Secretary, Vice-Presidents and such other officers and confer upon them such duties, authority and titles as the business of the Company may require.

                  8.3.1 The Executive Committee hereby appoints the following individuals to hold Senior Officer positions until such individual shall resign or shall be removed or otherwise disqualified to serve:

                        8.3.1.1 As President of the Company, Bert Bedrosian;

                        8.3.1.2 As Chief Executive Officer of the Company, Richard M. Brooks;

                        8.3.1.3 As Chairman of the Company, Kenneth W. Stickney; and

                        8.3.1.4 As Vice-Chairman of the Company, Ronald Feldman.

            8.4 President. The President shall report to the Executive Committee and shall have ultimate responsibility for the management of the Company, including hiring and firing of employees, day to day operations, and the manufacture and sale of the Company's products and such other duties as the Executive Committee may determine.

            8.5 Chief Executive Officer. The Chief Executive Officer shall report to the Executive Committee and have such duties as the Executive Committee shall direct.

            8.6 Chairman. The Chairman shall have the responsibility of presiding over all Scheduled Meetings, Annual Meetings and Executive Committee Meetings and other responsibilities as the Executive Committee may determine from time to time.

            8.7 Vice-Chairman. The Vice-Chairman shall have the responsibilities as the Executive Committee may determine from time to time.

            8.8 Removal, Resignation and Vacancies. By unanimous vote, the Executive Committee may remove any Officer, either with or without cause, in accordance with the terms of this Agreement. Any member of the Executive Committee or Officer may resign at any time by giving written notice to the Executive Committee. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            8.9 Executive Committee Meetings. Any member of the Executive Committee may call an Executive Committee meeting ("Executive Committee Meeting") for any purpose by giving written notice (by mail or by facsimile) to all members of the Executive Committee ten (10) Business Days prior to the date of the meeting ("Meeting Date"). Notice of an Executive Committee Meeting shall specify, in addition to the place, day and hour of such Executive Committee Meeting, the purpose or purposes for which the Executive Committee Meeting is called. Executive Committee Meetings may also be conducted by Communications Equipment.

                  8.9.1 At any time up to the convening of the Executive Committee Meeting, any member of the Executive Committee may postpone the date of the meeting one time for up to ten (10) Business Days from the originally scheduled Executive Committee Meeting Date, provided that written notice is given to all members of the Executive Committee.

                  8.9.2 For any convened Executive Committee Meeting, the presence of one (1) Executive Committee member holding the written proxy of another member of the Executive Committee shall constitute a quorum for the transaction of business.

                  8.9.3 A Member not present at an Executive Committee Meeting may cast its vote by proxy provided that the proxy holder attends the Executive Committee Meeting.

            8.10 Action by Written Consent. Any action may be taken by the members of the Executive Committee without a meeting, if authorized by the unanimous written consent of the members of the Executive Committee. In no instance where action is authorized by written consent, need a meeting of the Executive Committee be called or noticed. However, a copy of the action taken by written consent must be immediately sent to all members of the Executive Committee and placed in the Company's records.

            8.11 Deadlock; President Authorized to Break Deadlock. In the event of a Deadlock, the President shall be authorized to cast the deciding vote to break the deadlock on all operational issues listed in Schedule 8.12 and such other issues as the Executive Committee may unanimously determine from time to time.

            8.12 President Not Authorized to Break Deadlock. Notwithstanding any of the foregoing, in no event shall the President be authorized to cast the deciding vote in the event of Deadlock, unless the Executive Committee expressly authorizes the President to do so by unanimous vote or consent; or if the issue is expressly listed in Schedule 8.12.

                                   ARTICLE IX.
                               PROFITS AND LOSSES

            9.1 Allocation of Net Profits. Net Profits for each Fiscal Year shall be allocated to the Members in accordance with their respective Participation Percentages.

            9.2 Allocation of Net Losses. Net Losses for each Fiscal Year shall be allocated to the Members in accordance with their respective Participation Percentages.

            9.3 Allocation of Nonrecourse Deductions. Nonrecourse Deductions for each Fiscal Year shall be allocated to the Members in accordance with their respective Participation Percentages.

            9.4 Allocation of Tax Credits. Except as may otherwise be required by law, any tax credits to which the Company may be entitled shall be allocated to the Members in accordance with their respective Participation Percentages.

            9.5 Qualified Income Offset. If any Member unexpectedly receives an adjustment, allocation or distribution described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, any deficit in said Member's Capital Account as quickly as possible. The Member's Capital Account, as of the end of the relevant Fiscal Year, shall take into account the adjustments described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6), any amount of any deficit Capital Account balance which the Member is obligated to restore and any amount of any deficit Capital Account balance which the Member is deemed obligated to restore pursuant to the Regulations promulgated under Section 704(b) of the Code.

            9.6 Minimum Gain Chargeback. Prior to any allocation hereunder, if there is a net decrease in the Company Minimum Gain during a Company taxable year, each Member shall be allocated items of income and gain in accordance with the Regulations promulgated under Section 704(b) of the Code and its requirements for a "minimum gain chargeback." If there is a net decrease in minimum gain attributable to debt associated with Member Nonrecourse Deductions, income and gain shall be allocated to the Members in accordance with the Regulations.

            9.7 Member Nonrecourse Deductions. Those items of Company loss, deduction or Code Section 705(a)(2)(B) expenditures which are attributable to Member Nonrecourse Debt for any fiscal year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such items are attributable in accordance with Treasury Regulations Section 1.704-2(I).

            9.8 Allocations of Book Items. All items of book income, gain, loss and deduction shall be allocated among the Members in the same percentage that Net Profits and Net Losses are allocated for the same Fiscal Year, or as otherwise provided by the Regulations promulgated under Section 704(b) of the Code.

                                   ARTICLE X.
                                  DISTRIBUTIONS

            10.1 Distribution of Distributable Cash. Distributable Cash shall be distributed to the Members within ninety (90) days after the end of each Fiscal Year in proportion to their respective Participation Percentages only upon the unanimous written consent or vote of the Executive Committee. Notwithstanding the foregoing, Distributable Cash in an amount equal to fifty percent (50%) of the net taxable income allocated among the Members shall be distributed to the Members in proportion to their respective Participation Percentages, but only if all known and anticipated operating expenses have been provided for.

            10.2 To Whom Distributions Are Made. Unless named in this Agreement or unless admitted as a Member as provided in this Agreement, no person or entity shall be considered a Member in the Company. Any distribution by the Company to the person shown on the Company records as a Member, or to such Member's legal representatives, or to a named assignee of the right to receive distributions, shall acquit the Company and the Members of all liability to any other person who may be interested in such distribution by reason of an assignment by a Member or for any other reason.

                                   ARTICLE XI.
                             ACCOUNTING AND RECORDS

            11.1 Records and Accounting. The books and records of the Company shall be kept, and the financial position and the results of it operations recorded, in accordance with the accounting methods elected to be followed by the Company for federal income tax purposes. The books and records of the Company shall reflect all Company transactions and shall be appropriate and adequate for the Company's business. The fiscal year of the Company for financial reporting and for federal income tax purposes shall be the calendar year.

            11.2 Access to Accounting Records. All books and records of the Company shall be maintained at any office of the Company or at the Company's principal place of business, or as determined from time to time by the Company. Each Member, and the Member's duly authorized representative, shall have access to them at such office of the Company, and the right to inspect and copy them at reasonable times.

                                  ARTICLE XII.
                           DISSOLUTION AND WINDING UP

            12.1 Conditions of Dissolution. The Company shall dissolve upon the occurrence of any of the following events:

                  12.1.1 Upon the happening of any event of dissolution specified in the Articles of Organization of the Company;

                  12.1.2 Upon the entry of a decree of judicial dissolution;

                  12.1.3 Upon the unanimous vote of the Executive Committee;

                  12.1.4 Upon the occurrence of the death, withdrawal, resignation, retirement, insanity, Bankruptcy or dissolution of any member of the Executive Committee, unless by majority vote the remaining members of the Executive Committee agree to continue the business of the Company within ninety
(90) days after such event; or

                  12.1.5 Upon the sale of all or substantially all of the assets of Company.

            12.2 Winding Up. Upon the dissolution of the Company, the Company's assets shall be disposed of and its affairs wound up. The Company shall give written notice of the commencement of the dissolution to all of its known creditors.

            12.3 Order of Payment of Liabilities Upon Dissolution. After determining that all the known debts and liabilities of the Company have been paid or adequately provided for, the remaining assets shall be distributed to the Members in accordance with their positive Capital Account balances, after taking into account income and loss allocations for the Company's taxable year during which liquidation occurs.

            12.4 Limitations on Payments Made in Dissolution. Except as otherwise specifically provided in this Agreement, each Member shall be entitled to look only to the assets of the Company for the return of that Member's positive Capital Account balance, and shall have no recourse for that Member's Capital Contribution and/or share of Net Profits against any other Member.

            12.5 Certificates. The Company shall file with the Nevada Secretary of State a Certificate of Dissolution upon the dissolution of the Company, and a Certificate of Cancellation upon the completion of the winding up of the Company's affairs.

                                  ARTICLE XIII.
                                 INDEMNIFICATION

            13.1 Indemnity. This Company does hereby indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that the person is or was a Member, member of the Executive Committee, an officer, employee or agent of this Company, or is or was serving at the request of this Company as a member, Member of the Executive Committee, officer, employee or agent of another limited liability company or corporation, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of this Company, and, with respect to a criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of this Company, and that, with respect to any criminal action or proceeding, the person had reasonable cause to believe that the person's conduct was unlawful.

            13.2 Indemnity for Actions By or In the Right of The Company. This Company does hereby indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of this Company to procure a judgment in its favor by reason of the fact that the person is or was a Member, member of the Executive Committee, an officer, employee or agent of this Company, or is or was serving at the request of this Company as a Member, member of the Executive Committee, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by the person in connection with the defense or settlement of the actions or suit if the person acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of this Company. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to this Company or for amounts paid in settlement to this Company, unless and only to the extent that the court in which the action or suit was brought, or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

            13.3 Indemnity If Successful. To the extent that a Member, a member of the Executive Committee, officer, employee or agent of this Company has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, this Company does hereby indemnify such person or entity against expenses, including attorneys' fees, actually and reasonably incurred by the person in connection with the defense.

            13.4 Expenses. Any indemnification must be made by this Company only as authorized in the specific case upon a determination that indemnification of the Member, the member of the Executive Committee, officer, employee or agent is proper in the circumstances. The determination must be made:

                  13.4.1 By the Executive Committee unanimously; or

                  13.4.2 If a unanimous decision cannot be obtained, by written opinion of independent legal counsel.

            13.5 Advance Payment of Expenses. The expenses of Members and the Executive Committee incurred in defending a civil or criminal action, suit or proceeding shall be paid by this Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Member or a member of the Executive Committee to repay the amount, if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to be indemnified by this Company. The provisions of this subsection do not affect any rights to advancement of expenses to which personnel other than Members or members of the Executive Committee may be entitled under any contract or otherwise by law.

                                  ARTICLE XIV.
                            MISCELLANEOUS PROVISIONS

            14.1 Complete Agreement. This Operating Agreement, and the Articles of Organization, constitute the complete and exclusive statement of the Agreement among the Members with respect to the subject matter contained therein. This Agreement and the Articles replace and supersede all prior agreements by and among the Members or any of them. This Agreement and the Articles supersede all prior written and oral statements, and no representation, statement, or condition or warranty not contained in this Agreement or the Articles will be binding on the Members or of any force and effect whatsoever.

            14.2 Amendments. This Operating Agreement may be amended by the Members only at a special or annual meeting of the Members, not by written consent, and only if the notice of the intention to amend the Operating Agreement was contained in the notice of the meeting, or such notice of a meeting is waived by all Members.

            14.3 Applicable Law. This Operating Agreement, and its application, shall be governed exclusively by its terms and by the laws of the State of Nevada.

            14.4 Headings. The headings in this Operating Agreement are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Operating Agreement or any provisions contained herein.

            14.5 Severability. If any provision of this Operating Agreement or the application thereof to any person or circumstance shall be deemed invalid, illegal or unenforceable to any extent, the remainder of this Operating Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

            14.6 Expenses. If any litigation or other proceeding is commenced in connection with or related to this Agreement, the prevailing party shall be entitled to recover from the losing party all of the incidental costs and reasonable attorneys' fees, whether or not a final judgment is rendered.

            14.7 Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements contained in this Operating Agreement shall be binding upon and inure to the benefit of the existing Members, all new and substituted Members, and their respective heirs, legal representatives, successors and assigns.

            14.8 Arbitration. Any dispute arising out of or relating to this Agreement that cannot be settled by good faith negotiation between the parties will be submitted to final and binding arbitration before a retired Judge pursuant to the Commercial Rules of the American Arbitration Association. This dispute resolution shall not be construed to permit an arbitrator to make any business decisions which are the responsibility or under the authority of the Executive Committee.

            14.9 Execution. This Agreement may be executed in counterparts, and by facsimile signatures when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, this Operating Agreement was adopted by a unanimous vote of all the Members of this Company at the organizational meeting thereof held as of March _____, 1997.

"MEMBERS"

RESPONSE U.S.A., INC.,                    BKR, INC.,
a Delaware Corporation                    a Nevada Corporation


By:                                       By:
------------------------------            ---------------------
Name:  Richard M. Brooks                  Name:  Bert Bedrosian
Title:  President                         Title:  President


By:                                       By:
------------------------------            ---------------------
Name: Ronald Feldman                      Name: Robin Bedrosian
Title: Chief Operating Officer            Title:  Secretary

                                   EXHIBIT "C"

                     NAME                          PERCENTAGE

               Response USA, Inc.                        50%

               BKR, Inc.                                 50%